As filed with the Securities and Exchange Commission on December 16, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Churchill Capital Corp XI

(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	6770	86-1959629
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

640 Fifth Avenue, 14th Floor

New York, NY 10019

Telephone: (212) 380-7500

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

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Jay Taragin

c/o Churchill Capital Corp XI

640 Fifth Avenue, 14th Floor

New York, NY 10019

Telephone: (212) 380-7500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

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Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300	Joel L. Rubinstein, Esq Daniel E. Nussen, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 (212) 819-8200

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-291626

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Churchill Capital Corp XI is a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-291626), initially filed by the Registrant on November 18, 2025, as amended on December 11, 2025, and declared effective by the Securities and Exchange Commission on December 16, 2025 (the “Prior Registration Statement”).

This Registration Statement covers the registration of an additional 6,900,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-tenth of one redeemable warrant to purchase a Class A ordinary share of the Registrant. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 17, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 17, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.    All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-291626) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP.
5.2	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Registrant.
23.1	Consent of Withum Smith+Brown, PC.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
23.3	Consent of Ogier (Cayman) LLP (included on Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 16th day of December, 2025.

Churchill Capital Corp XI
By:	/s/ Michael Klein
Name: Michael Klein
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Klein	Chief Executive Officer, Chairman of the Board of Directors and Director	December 16, 2025
Michael Klein	(Principal Executive Officer)
/s/ Jay Taragin	Chief Financial Officer	December 16, 2025
Jay Taragin	(Principal Accounting Officer and Financial Officer)

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AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Churchill Capital Corp XI in New York, New York, on the 16th day of December, 2025.

By:	/s/ Michael Klein
Name: Michael Klein
Title: Chief Executive Officer

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